================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 24, 2006
                Date of Report (Date of earliest event reported)

                                ---------------

                                   PCTEL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      000-27115                77-0364943
          --------                      ---------                ----------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

                         8725 W. HIGGINS ROAD, SUITE 400
                                CHICAGO, IL 60631
          (Address of Principal Executive Offices, including Zip Code)

                                 (773) 243-3000
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

SECTION 1.    REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 24, 2006, the Compensation Committee of the Board of Directors approved modifications to existing severance benefits in favor of selected officers and key managers of the company, and approved the granting of severance benefits to other officers and key managers consistent with current policies. These actions by the committee were undertaken at the recommendation of management for the purpose of standardizing severance benefits across the management of the company. Severance benefits to the company's officers and key managers are payable as a result of the involuntary termination of employment by the company without cause or constructive termination of employment, as more specifically defined by contract, and typically include salary continuation for a specified period of time, partial acceleration of then unvested equity incentive awards, and continuation of health and medical benefits for a prescribed period of time. There are currently 15 officers and key managers within the company who currently have the right to receive severance benefits upon termination of employment in these circumstances.

         The existing severance benefits currently held by John Schoen, Chief Financial Officer, Jeff Miller, Vice President, Global Sales, and Biju Nair, Vice President & General Manager, Mobility Solutions Group, were modified to permit, as more specifically defined by contract, a material reduction of the duty, title, authority or responsibilities of the executive (including a reduction in facilities and perquisites) in connection with a corporate restructuring or an acquisition of the company or for other good business reasons (as determined by the Chief Executive Officer of the company) without triggering a constructive termination of employment that would result in the company's obligation to provide severance and other benefits.

         Steve Deppe, Vice President and General Manager, Antenna Products Group, was included among the officers and key managers who were provided severance benefits. Mr. Deppe, who was formerly the president of MAXRAD, Inc., was party to an employment agreement that was entered into by the company in connection with the company's acquisition of MAXRAD, Inc., in January 2004. The severance provisions of Mr. Deppe's employment agreement expired in January 2006. The severance benefits that were approved for Mr. Deppe are triggered in general upon the company's termination of his employment involuntarily without cause or constructive termination of his employment, and include 12 months of salary continuation, acceleration of his then unvested equity incentives as if he had continued employment for an additional 12 months after termination, and continuation of health and medical benefits for a period of up to 12 months. The definition of constructive termination in Mr. Deppe's agreement is consistent with that definition as it has been modified for all other officers and key managers of the company.

         The severance agreements for Mr. Schoen, Mr. Miller, Mr. Nair and Mr. Deppe will be filed with the company's periodic reports when they have been prepared and executed by the company and the individual officers.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2006

                                         PCTEL, INC.

                                    By:  /s/ John W. Schoen
                                         ------------------------------------
                                         John W. Schoen, Chief Financial Officer








                                      -3-